                                                                     EXHIBIT 1.3

_________________________________________________________________
_________________________________________________________________



                         HEARST-ARGYLE TELEVISION, INC.



                            (a Delaware corporation)



                         800,000 Shares of Common Stock



                        INTERNATIONAL PURCHASE AGREEMENT



Dated:  November 5, 1997

_________________________________________________________________
_________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                      Page
                                                                     ------

SECTION 1.       Representations and Warranties....................   4
                 ------------------------------
    (a) Representations and Warranties by the Company..............   4
          (1)  Compliance with Registration Requirements...........   4
               -----------------------------------------
          (2)  Incorporated Documents..............................   5
               ----------------------
          (3)  Independent Accountants.............................   5
               -----------------------
          (4)  Financial Statements................................   5
               --------------------
          (5)  No Material Adverse Change in Business..............   6
               --------------------------------------
          (6)  Good Standing of the Company........................   6
               ----------------------------
          (7)  Good Standing of Subsidiaries.......................   6
               -----------------------------
          (8)  Capitalization......................................   7
               --------------
          (9)  Authorization of this Agreement and Terms Agreement    7
               ---------------------------------------------------
          (10) Authorization of Common Stock.......................   7
               -----------------------------
          (11) Description of the Common Stock.....................   7
               -------------------------------
          (12) Absence of Defaults and Conflicts...................   8
               ---------------------------------
          (13) Absence of Labor Dispute............................   9
               ------------------------
          (14) Absence of Proceedings..............................   9
               ----------------------
          (15) Accuracy of Exhibits................................   9
               --------------------
          (16) Absence of Further Requirements.....................   9
               -------------------------------
          (17) Possession of Intellectual Property.................  10
               -----------------------------------
          (18) Possession of Licenses and Permits..................  10
               ----------------------------------
          (19) Title to Property...................................  10
               -----------------
          (20) Investment Company Act..............................  11
               ----------------------
          (21) Environmental Laws..................................  11
               ------------------
          (22) Compliance with Cuba Act............................  11
               ------------------------
          (23) Registration Rights.................................  12
               -------------------
          (24) Affiliation Agreements..............................  12
               ----------------------
     (b)  Officers' Certificates...................................  12

SECTION 2.     Sale and Delivery to International Managers; Closing  12
               ----------------------------------------------------
     (a)  Initial International Securities.........................  12
     (b)  International Option Securities..........................  12
     (c)  Payment..................................................  13
     (d)  Denominations; Registration..............................  14

SECTION 3.     Covenants of the Company                              14
               ------------------------
     (a)  Compliance with Securities Regulations and Commission
            Requests...............................................  14
     (b)  Filing Amendments........................................  14
     (c)  Compliance with Securities Laws..........................  15
     (d)  Earnings Statement.......................................  15
     (e)  Delivery of Registration Statements and Prospectuses.....  15
     (f)  Blue Sky Qualifications..................................  16
     (g)  Delivery of Documents....................................  16
     (h)  Use of Proceeds..........................................  16
     (i)  Reporting Requirements...................................  16
     (j)  Listing..................................................  17

     (k)  Restriction on Sale of Securities........................  17
     (l)  Compliance with NASD Rules...............................  17

SECTION 4.     Payment of Expenses.................................  17
               -------------------
     (a)  Expenses.................................................  17
     (b)  Termination of Agreement.................................  18

SECTION 5.     Conditions of International Managers' Obligations...  18
               -------------------------------------------------
     (a)  Effectiveness of Registration Statement..................  18
     (b)  Material Adverse Changes.................................  19
     (c)  Opinion of Counsel for Company...........................  19
     (d)  Opinion of FCC Counsel...................................  23
     (e)  Opinion of Counsel of Underwriters.......................  24
     (f)  Officers' Certificate....................................  24
     (g)  Ernst & Young Comfort Letter.............................  24
     (h)  Ernst & Young Bring-down Comfort Letter..................  26
     (i)  Deloitte & Touche Comfort Letter.........................  26
     (j)  Deloitte & Touche Bring-down Comfort Letter..............  29
     (k)  Approval of Listing......................................  29
     (l)  No Objection.............................................  29
     (m)  Lock-up Agreements.......................................  29
     (n)  Over-Allotment Option....................................  29
     (o)  Additional Documents.....................................  30
     (p)  Termination of This Agreement............................  30

SECTION 6.     Indemnification.....................................  31
               ---------------
     (a)  Indemnification by the Company...........................  31
     (b)  Indemnification of Company, Directors and Officers.......  32
     (c)  Actions against Parties; Notification....................  33
     (d)  Settlement without Consent if Failure to Reimburse.......  34
     (e)  Indemnification for Reserved Securities..................  34

SECTION 7.     Contribution........................................  34
               ------------

SECTION 8.     Representations, Warranties and Agreements to
               Survive Delivery....................................  36
               ----------------

SECTION 9.     Termination.........................................  36
               -----------
     (a)  General..................................................  36
     (b)  Liabilities..............................................  37

SECTION 10.    Default by One or More of the International Managers  37
               ----------------------------------------------------

SECTION 11.    Notices.............................................  38
               -------

SECTION 12.    Parties.............................................  38
               -------

SECTION 13.    Governing Law and Time..............................  38
               ----------------------

SECTION 14.    Effect of Headings..................................  38
               ------------------

SECTION 15.    Representation of International Managers............  39
               ----------------------------------------

SECTION 16.    Counterparts........................................  39
               ------------

                         HEARST-ARGYLE TELEVISION, INC.
                            (a Delaware corporation)

                    800,000 Shares of Series A Common Stock

                           (Par Value $.01 Per Share)

                                 INTERNATIONAL PURCHASE AGREEMENT



Merrill Lynch International
Credit Suisse First Boston (Europe) Limited
J.P. Morgan Securities Ltd.
Morgan Stanley & Co. International Limited
Nesbitt Burns Securities Inc.
     c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Ladies and Gentlemen:

     Hearst-Argyle Television, Inc., a Delaware corporation (the "Company") confirms its agreement with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers," which term shall also include any International Manager substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "The Lead Manager"), and each of the International Managers confirms its agreement with the Company, with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Series A Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 120,000 additional shares of Common Stock to cover over-allotments, if any. The aggregate 800,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 120,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

     It is understood that the Company is concurrently entering into a terms agreement and related purchase agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of 3,200,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain Underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 480,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters. It is also understood that up to 300,000 shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters shall be reserved for sale (the "Reserved Securities") by the U.S. Underwriters to certain directors, officers, employees and other persons associated with the Company and The Hearst Corporation.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities, and the U.S. Securities are hereinafter collectively called the "Securities."

     The International Managers and the U.S. Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the
"Intersyndicate Agreement") providing for the coordination of certain transactions among the International Managers and the U.S. Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (file no. 333-36659) and pre-effective amendment no. 1 thereto for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as so amended, has been declared effective by the Commission. Such registration statement, as so amended, including the information, if any, deemed to be part thereof pursuant to Rule 430A of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the International Securities, in the form furnished to the International Managers by the Company for use in connection with the offering of the International Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall also be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet (the "Term Sheet"), as the case may be, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Term Sheet or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.


     SECTION 1.     Representations and Warranties.
                    ------------------------------

          (a) Representations and Warranties by the Company. The Company represents and warrants to the Lead Manager as of the Closing Time (as defined below) and, if applicable, as of each Date of Delivery (as defined below)(in each case, a "Representation Date"), as follows:

            (1)  Compliance with Registration Requirements. The Company meets
                 -----------------------------------------
the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through The Lead Manager expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the International Managers for use in connection with the offering of Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2)  Incorporated Documents.  The documents incorporated or deemed to
               ----------------------
be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (3)  Independent Accountants.  The accountants who certified the
               -----------------------
financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (4)  Financial Statements.  The financial statements of the Company
               --------------------
included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. In addition, any pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the 1933 Act Regulations with respect to pro forma financial statements and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (5)  No Material Adverse Change in Business.  Since the respective
               --------------------------------------
dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which would have a Material Adverse Effect and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, and except in connection with the Hearst Transaction (as defined in the Registration Statement) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (6)  Good Standing of the Company.  The Company has been duly
               ----------------------------
incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where failure to so qualify would not result in a Material Adverse Effect.

          (7)  Good Standing of Subsidiaries.  Each direct and indirect
               -----------------------------
subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each direct and indirect subsidiary of the Company has been duly authorized and is validly issued, fully paid and non-assessable and, except as described in the Prospectus, is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, defect or equity. None of the outstanding shares of capital stock of any direct or indirect subsidiary of the Company was issued in violation of preemptive or other similar rights of any securityholder of such subsidiary.

          (8)  Capitalization.  If the Prospectus contains a "Capitalization"
               --------------
section, the authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under such section (except for subsequent issuances thereof, if any, contemplated under this Agreement or in the Registration Statement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company.

          (9)  Authorization of this Agreement and Terms Agreement.  This
               ---------------------------------------------------
Agreement has been, as of the date thereof will have been, duly authorized, executed and delivered by the Company.

          (10) Authorization of Common Stock.  The Securities have been duly
               -----------------------------
authorized by the Company for issuance and sale pursuant to this Agreement. The Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the purchase price therefor specified, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive or other similar rights of any securityholder of the Company.

          (11) Description of the Common Stock.  The Securities being sold
               -------------------------------
pursuant to this Agreement, when issued and delivered will conform in all material respects to the statements relating thereto contained or incorporated by reference in the Prospectus.

          (12) Absence of Defaults and Conflicts.  Neither the Company nor any
               ---------------------------------
of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that, singly or in the aggregate, would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated therein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect; (ii) violate the certificate of incorporation or by-laws of the Company or any of its subsidiaries; (iii) violate or conflict with any judgment, order or decree of any United States governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, including, without limitation, the Federal Communications Commission (the "FCC") or with any United States federal or state law, rule or regulation applicable to the Company, any of its subsidiaries, or any of their respective properties, including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations of the FCC thereunder, except for such violations or conflicts that, singly or in the aggregate, would not result in a Material Adverse Effect; or (iv) result in the termination or revocation of any of the permits, licenses, approvals, orders, certificates, franchises or authorizations of United States governmental or regulatory authorities, including those relating to the Communications Act, owned or held by the Company or any of its subsidiaries in order to conduct the broadcast operations of the stations owned or operated by any of them (collectively, the

"Licenses") or result in any other material impairment of the rights of the holder of any such License, except for such Licenses the failure of which to maintain or possess by the Company or any of its subsidiaries would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (13) Absence of Labor Dispute.  No labor dispute with the employees of
               ------------------------
the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (14) Absence of Proceedings.  There is no action, suit, proceeding,
               ----------------------
inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which would reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated under this Agreement or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (15) Accuracy of Exhibits.  There are no contracts or documents which
               --------------------
are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (16) Absence of Further Requirements.  No filing with, or
               -------------------------------
authorization, approval, consent, license, order registration, qualification or decree of, any United States federal or state court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Company of its obligations under this Agreement or in connection with the transactions contemplated under this Agreement, except such as have been already obtained or as may be required under the 1934 Act, the 1934 Act Regulations, state securities laws or the by-laws and rules of the NASD.

          (17) Possession of Intellectual Property.  The Company and its
               -----------------------------------
subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (18) Possession of Licenses and Permits.  The Company and its
               ----------------------------------
subsidiaries possess or have made application for such Licenses issued by the appropriate United States federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Licenses the failure of which to obtain, maintain or possess by the Company or any of its subsidiaries would not have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, the Communications Act, and the rules and regulations of the FCC, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses to be in full force and effect, singly or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation of modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The Company has no reason to believe that any License will not be renewed in the ordinary course.

          (19) Title to Property.  The Company and its subsidiaries have good
               -----------------
and marketable title or a valid leasehold interest, as the case may be, to all real property owned or leased by the Company and its subsidiaries and good title or a valid leasehold interest, as the case may be, to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement or the Prospectus or (B) those which would not, singly or in the aggregate have a Material Adverse Effect.

          (20) Investment Company Act.  The Company is not, and upon the
               ----------------------
issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (21) Environmental Laws.  Except as otherwise stated in the
               ------------------
Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) to the knowledge of the Company, the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries.

          (22) Compliance with Cuba Act.  The Company has complied with, and is
               ------------------------
and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder or is exempt therefrom.

          (23) Registration Rights.  Except as disclosed in the Prospectus,
               -------------------
there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

          (24) Affiliation Agreements.  The affiliation agreements between each
               ----------------------
of the broadcast television stations of the Company and its subsidiaries, as applicable, and the ABC and NBC television networks, as applicable, have been duly authorized, executed and delivered by the Company and its subsidiaries, as applicable.

          (b) Officers' Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Lead Manager or any International Manager in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

     SECTION 2.     Sale and Delivery to International Managers; Closing.
                    ----------------------------------------------------

     (a) Initial International Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 120,000 shares of Common Stock at the price per share set forth in

Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Rogers & Wells, 200 Park Avenue, New York, NY 10166 or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

          In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Manager for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Manager, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. The Lead Manager, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

          (d) Denominations; Registration. Certificates, if any, for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Manager may request in writing at least two full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Manager in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.     Covenants of the Company.  The Company covenants with the
                    ------------------------
several International Managers in connection with each offering of Securities as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424 not later than the second business day following the execution and delivery of the Terms Agreement, and the Company, if and as applicable, will notify The Lead Manager promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission relating to the Registration Statement or the Prospectus, and (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information.

          (b) Filing Amendments. The Company will advise the Lead Manager promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, will afford The Lead Manager a reasonable opportunity to comment on any such proposed amendment or supplement and will not file any such document to which the Lead Manager or counsel for the Underwriters reasonably shall object, except to the extent that such filing is necessary in the opinion of counsel to the Company in order to comply with the requirements of the 1933 Act and the 1933 Act Regulations; and the Company will also advise the Lead Manager promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as practicable its lifting, if issued.

          (c) Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. If, at any time when a Prospectus relating to the Securities is required to be delivered under the 1933 Act in connection with sales by any International Manager or dealer, any event occurs as a result of which in the opinion of counsel to the Company it is necessary to amend or supplement the Prospectus in order that the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, in the opinion of counsel to the Company at any time to amend the Prospectus to comply with the 1933 Act, the Company promptly will notify the Lead Manager of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Manager's consent to, nor the International Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

          (d) Earnings Statement. The Company will timely file all such reports pursuant to the 1934 Act and the 1934 Act Regulations as are necessary in order to make generally available to its securityholders as soon as practicable (but not later than 90 days after the close of the Company's current fiscal year (in form and in a manner complying with Rule 158 of the 1933 Act Regulations) an earnings statement in order to satisfy the provisions of Section 11(a) of the 1933 Act.

          (e) Delivery of Registration Statements and Prospectuses. The Company will furnish to the Lead Manager copies of the Registration Statement as originally filed (including all exhibits thereto), any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as The Lead Manager reasonably requests, during the period when the Prospectus is required to be delivered under the 1933 Act, and the Company hereby consents to the use of such copies for purposes permitted under the 1933 Act. The Company will pay the expenses of printing and distributing to the International Managers all such documents, and copies of these documents furnished to the International Managers will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (f) Blue Sky Qualifications. The Company will use its best efforts to qualify the Securities for sale under the laws of such jurisdictions as the Lead Manager reasonably designates and will continue such qualifications in effect for a period of not less than one year from the date of the applicable Terms Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or make any change in its charter, certificate of incorporation, by-laws or other governing documents. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for such period in order to effect the distribution of the Securities.

          (g) Delivery of Documents. During the period until three years after the date of any Terms Agreement, the Company will furnish to the Lead Manager and, upon request, to each of the other International Managers, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to The Lead Manager (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Lead Manager may reasonably request.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

          (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the

1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (j) Listing. The Company will use it best efforts to effect the listing of the Securities, prior to the Closing Time, the Nasdaq National Market.

          (k) Restriction on Sale of Securities. For a period of ninety (90) days from the Closing Time, the Company will not, without the prior written consent of the Lead Manager, directly or indirectly, issue, sell or offer to sell, grant any option for sale of, or otherwise dispose, of Common Stock, subject to the conditions and exceptions described in Schedule B hereto.

          (l) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The U.S. Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the U.S. Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

     SECTION 4.     Payment of Expenses.
                    -------------------

          (a) Expenses. The Company will pay all expenses incident to performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the International Managers of this Agreement, any Terms Agreement, and any Agreement among Managers, and such other agreements as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and certificates for the Securities to the International Managers, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of any Blue Sky Survey and any amendment thereto, (vi) the printing and delivery to the International Managers of copies of each preliminary prospectus, any Term Sheet, and the Prospectus and any amendments or supplements thereto,
(vii) the fees and expenses incurred with respect to the listing of the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel of the International Managers in connection with, the review, if any, by the NASD of the terms of the sale of the Securities, (ix) the fees and expenses of any International Manager acting in the capacity of a "qualified independent International Manager" (as defined in Section 2(l) of Schedule E of the bylaws of the NASD), if applicable, and (x) all costs and expenses of the International Managers, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company. The International Managers shall pay any transfer taxes on the Securities which they may sell, and the expenses of advertising any offering of the Securities made by the International Managers.

          (b) Termination of Agreement. If the applicable Terms Agreement is terminated by The Lead Manager in accordance with the provisions of Section 5 or
Section 9(a) hereof, the Company shall reimburse the International Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5.     Conditions of International Managers' Obligations.  The
                    -------------------------------------------------
obligations of the International Managers to purchase and pay for the Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission in accordance with the 1933 Act Regulations and Section 3(a) hereof. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any International Manager, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 of the 1933 Act (or any post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Material Adverse Changes. At the Closing Time, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), or the earnings, business affairs, properties or results of operations of the Company or its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which, in the judgment of a majority in interest of the International Managers including The Lead Manager, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any suspension or limitation of trading in securities generally on the Nasdaq National Market ("Nasdaq"), or any setting of minimum prices for trading on Nasdaq, or any suspension of trading of any securities of the Company on Nasdaq or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the International Managers including The Lead Manager, the effect of any such outbreak, escalation, declaration, calamity or emergency on the financial markets of the United States makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

          (c) Opinion of Counsel for Company. At Closing Time, The Lead Manager shall have received the favorable opinion, dated as of Closing Time, of Rogers & Wells, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

          (2) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Except as otherwise stated in the Registration Statement and the Prospectus (by incorporation or otherwise) all of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and are validly issued, fully paid and non-assessable and (except for directors qualifying shares) are owned of record by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity to the knowledge of such counsel. There are no outstanding preemptive or other similar rights of any securityholder of any subsidiary of the Company with respect to the outstanding capital stock of such subsidiary arising under the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company, or, to such counsel's knowledge, any material agreement to which the Company is a party;

          (3) The Securities to be sold by the Company have been duly authorized the Company for issuance and sale pursuant to this Agreement. The Securities to be sold by the Company, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and nonassessable and the issuance of such Securities will not be subject to preemptive or other similar rights of any security holder of the Company arising under the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company, or, to such counsel's knowledge any material agreement to which the Company is a party. The form of certificate, if any, used to evidence the Securities will be in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws of the Company and with the requirements of the Nasdaq National Market;

          (4) To such counsel's knowledge, except as disclosed in the Prospectus, there are no contracts or agreements between the Company and any person granting such person the right (other than rights which have been waived or suspended) to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act;

          (5) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any United States federal or state court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except such of the foregoing as may be required in connection with the issuance of sale by the Company of the Securities under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the By-Laws and rules of the NASD, or any state securities laws or such as have been received on or prior to the date hereof;

          (6) The execution, delivery and performance of this Agreement and the consummation by the Company of such transactions contemplated thereby, and the issuance and sale of the Securities by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any United States federal or state statue, rule, regulation or order known to such counsel of any governmental agency or body (other than foreign or state securities laws as to which such counsel expresses no view) or any United States federal or state court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, of which such counsel is aware, or any agreement or instrument to which the Company or any such subsidiary is a party filed or incorporated by reference as an exhibit to the Registration Statement except for such breaches, violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect, or the charter or by-laws of the Company or any such subsidiary, and the Company has full corporate power and authority to authorize, issue and sell the Securities to be sold by it as contemplated by this Agreement. Such counsel expresses no opinion in this Paragraph 6 with respect to (i) any covenant, restriction or provision of any agreement or instrument regarding financial covenants, ratios or tests or any aspect of the financial condition or results of operations of the Company or its subsidiaries, or (ii) the By-Laws or rules of the NASD or any state securities laws;

          (7) The Registration Statement has become effective under the 1933 Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the 1933 Act specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act;

          (8) The Registration Statement relating to the Securities, as of its effective date, the Prospectus, as of the date hereof, and any amendment or supplement thereto, as of its date (in each case excluding (i) the documents incorporated by reference therein,(ii) the operating statistics, financial statements, including the notes thereto, and other financial statistical data included or incorporated by reference therein or omitted therefrom, and (iii) the Form T-1, in each case, as to which such counsel expresses no view) complied as to form in all material respects with the requirements of the 1933 Act and 1933 Act Regulations;

          (9) The Underwriting Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company; and

          (10) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In rendering such opinion, such counsel may state that is opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that such counsel is not admitted in the State of Delaware. In rendering such opinion, such counsel may also rely on certificates and written statements of officers, directors, stockholders, employees and accountants of the Company and public officials. Such counsel shall also state that nothing has come to the attention of such counsel that leads it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, at the date of the Terms Agreement or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no belief with respect to the financial statements, financial schedules and financial information and operating data, and other financial data included or incorporated by reference in the Registration Statement or the Prospectus). The foregoing statement may be qualified by a statement to the effect that such counsel does not pass upon or otherwise assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or the Prospectus.

          (d) Opinion of FCC Counsel.    At Closing Time, The Lead Manager shall
have received the favorable opinion, dated as of Closing Time, of Brooks, Pierce, McLendon, Humphrey & Leonard, special FCC counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

          (1) The execution, delivery and performance of this Agreement will not result in a violation of the Communications Act or the any order, rule or regulation of the FCC;

          (2) No consent, approval, authorization or order of, or filing with, any governmental body or any court is required under the Communications Act or the rules and regulations of the FCC is required for the consummation of the transactions contemplated by the Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Communications Act or the rules and regulations of the FCC;

          (3) The FCC has duly and validly taken all necessary action (the "FCC Consent") to approve the transfer and assignment to the Company of all material Licenses issued by the FCC with respect to the broadcast television group (the "Hearst Broadcast Group") of the Hearst Corporation, a Delaware corporation ("Hearst"), and the FCC Consent has not been reversed, stayed, enjoined, set aside annulled or suspended, no requests have been filed for administrative or judicial review, reconsideration, appeal or stay of the FCC Consent, and the time period for the filing of any such requests and for the FCC to set aside the FCC Consent on its own motion has expired;

          (4) The Company and its subsidiaries are the holders of the Licenses issued by the FCC listed in an attachment to such opinion (the "FCC Licenses"), all of which are validly issued by the FCC and in full force and effect, with no material restrictions or qualifications other than as described in the Prospectus and to the best knowledge of such counsel based solely on the description of the business and properties of the Company and its subsidiaries in the Prospectus and given by the Company to such counsel, such FCC Licenses constitute all of the FCC Licenses necessary for the Company and its subsidiaries to own their properties and to conduct their businesses in the manner and to the full extent now operated or proposed to be operated as described in the Prospectus; and

          (5) To the best knowledge of such counsel, no event has occurred which permits, or with notice or lapse of time or both would permit, the revocation or non-renewal of any of the FCC Licenses, assuming the filing of timely license renewal applications and the timely payment of all applicable filing and regulatory fees to the FCC, or which might result in any other material impairment of the rights of the Company and its subsidiaries in the FCC Licenses.

          (e) Opinion of Counsel of Underwriters. At Closing Time, the Lead Manager shall have received the favorable opinion, dated as of Closing Time, of Dow, Lohnes & Albertson, PLLC, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the International Managers, with respect to the incorporation of the Company, the validity of the Securities, certain matters pertaining to the Registration Statement, the Prospectus and other related matters as the Lead Manager may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. Such counsel may also state that, insofar as much opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (f) Officers' Certificate. At Closing Time, the Lead Manager shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that, to the best of their knowledge,
(i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties in Section 1 are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied under this Agreement all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has bee issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (g) Ernst & Young Comfort Letter. At the time of the execution of this Agreement, the Lead Manager shall have received from Ernst & Young LLP a letter dated such date, confirming that they are independent public auditors within the meaning of the Act and the applicable 1933 Act Regulations thereunder and stating to the effect that:

          (1) in their opinion, the financial statements and any schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1993 Act and the related 1933 Act Regulations;

          (2) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement;

          (3) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

          (i) the unaudited financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related 1993 Act Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

          (ii) if any unaudited "capsule" information is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

          (iii) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the date of the applicable Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total revenues, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

          (iv) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, or in the total or per share amounts of consolidated income before extraordinary items;

          except in all cases set forth in clauses (iii) and (iv) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur;

          (4) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus, except for specified dollar amounts and other financial information for the Hearst Broadcast Group, in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference in the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (h) Ernst & Young Bring-down Comfort Letter. At Closing Time, the Lead Manager shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 5, except that the specified date referred to shall be a date not more than five business days prior to the Closing Time.

          (i) Deloitte & Touche Comfort Letter. At the time of the execution of this Agreement, the Lead Manager shall have received from Deloitte & Touche LLP a letter dated such date, confirming that they are independent public accountants within the meaning of the 1933 Act and the applicable 1933 Act Regulations thereunder and stating to the effect that:

          (1) in their opinion, the financial statements and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related 1933 Act Regulations;

          (2) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements examined by them and included in the Registration Statement;

          (3) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Hearst Broadcast Group or the Company, inquiries of officials of Hearst or the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

          (i) the unaudited financial statements and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related 1933 Act Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

          (ii) if any unaudited pro forma financial information is contained in the Prospectus, the unaudited pro forma revenues and broadcast cash flows were not determined on a basis substantially consistent with that of the corresponding amounts in the unaudited pro forma statements of operations;

          (iii) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the applicable Terms Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets, as compared with amounts shown on the unaudited pro forma balance sheet included in the Prospectus; or

          (iv) for the period from the closing date of the latest statement of operations included in the Prospectus to the closing date of the latest available statement of operations read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest statement of operations included in the Prospectus, in consolidated total revenues;

          except in all cases set forth in clauses (iii) and (iv) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur;

          (4) they have compared the disclosure under the caption "Ratio of Earnings to Fixed Charges" of the Hearst Broadcast Group and of the Company for the six months ended June 30, 1997 in the Registration Statement with results obtained from inquiries of officials of Hearst and the Company, as the case may be, who have responsibility for financial and accounting matters, a reading of the general accounting records of the Hearst Broadcast Group or the Company and other procedures specified in such letter and have found such disclosure to be in agreement with such results, except as otherwise specified in such letter, and have proved the arithmetic accuracy of such disclosure; and

          (5) they have read the pro forma financial statements of the Company for the six months ended June 30, 1997 and 1996 contained in the Prospectus, made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X, proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, and on the basis of such procedures and other inquiries specified in such letter, nothing came to their attention that caused them to believe that the pro forma financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the pro forma financial statements; and

          (6) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information regarding the Hearst Broadcast Group and, subsequent to August 29, 1997, the Company contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Hearst Broadcast Group or the Company subject to the internal controls of Hearst's or the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference in the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

          (j) Deloitte & Touche Bring-down Comfort Letter. At Closing Time, the Lead Manager shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

          (k) Approval of Listing. At Closing Time, the Securities shall have been approved for listing, subject only to official notice of issuance, on Nasdaq.

          (l) No Objection. If the Registration Statement or an offering of Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (m) Lock-up Agreements. On the date of execution of this Agreement, the Lead Manager shall have received, in form and substance satisfactory to it, lock-up agreements substantially in the form attached hereto as Exhibit A.

          (n) Over-Allotment Option. In the event that the International Managers exercise their option to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct in all material respects as of each Date of Delivery, and, at the relevant Date of Delivery, the Lead Manager shall have received:

          (1) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

          (2) The favorable opinions of Rogers & Wells and of Brooks, Pierce, McLendon, Humphrey & Leonard in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the International Option Securities and otherwise to the same effect as the opinions required by Sections 5(c) and 5(d) hereof, respectively.

          (3) The favorable opinion of Dow, Lohnes & Albertson, PLLC, counsel for the Underwriters, dated such Date of Delivery, relating to the International Option Securities and otherwise to the same effect as the opinion required by
Section 5(e) hereof.

          (4) A letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Lead Manager and dated such Date of Delivery, substantially in the same form and substance as a letter furnished to the Lead Manager pursuant to Section 5(g) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date no more than three business days prior to such Date of Delivery.

          (5) A letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to The Lead Manager and dated such Date of Delivery, substantially in the same form and substance as a letter furnished to The Lead Manager pursuant to Section 5(j) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date no more than three business days prior to such Date of Delivery.

          (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Manager and counsel for the Underwriters.

          (p) Termination of This Agreement.  If any condition specified in this
Section 5 shall not have been fulfilled when as required to be fulfilled, this Agreement (or, with respect to the International Managers' exercise of any applicable over-allotment option for the purchase of International Option Securities on a Date of Delivery after the Closing Time, the obligations of the International Managers to purchase the International Option Securities on such Date of Delivery) may be terminated by the Lead Manager by notice to the Company at any time or prior to the Closing Time (or such Date of Delivery, as applicable), and such termination shall be without liability of any party to any other party except as provided in Section 4 and except Sections 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.     Indemnification.
                    ---------------

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each International Manager and each person, if any who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the Prospectus or preliminary prospectus distributed in connection with the reservation and sale of the Reserved Securities to certain directors, officers, employees and other persons associated with the Company of the Hearst Corporation or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

          (3) against any and all loss liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under Sections 6(a)(1) or 6(a)(2) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (4) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by The Lead Manager), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under
Section 6(a)(1), 6(a)(2) or 6(a)(3) hereof to the extent that any such expense is not paid under (1), (2) or (3) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Manager expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or an amendment or supplement thereto), it being understood and agreed that the only such information furnished by any International Manager consists of the information described in the applicable Terms Agreement; provided, further, that the Company
                                             --------  -------
will not be liable to the International Managers or any person controlling such International Managers with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that the International Manager sold securities to a person to whom such International Manager failed to send or give, at or prior to the written confirmation of the sale of such Securities, a copy of the Prospectus (as amended or supplemented) if the Company has previously furnished copies thereof to the International Managers (as and to the extent required by law in order to allow for distribution of the Prospectus in a timely manner) and complied with their obligations under Sections 3(b) and 3(c) hereof, and the loss, liability, claim, damage or expense of the International Managers resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary prospectus (as amended or supplemented) which was corrected in the Prospectus (as amended or supplemented).


          (b) Indemnification of Company, Directors and Officers. Each International Manager severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement

(or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Manager expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Lead Manager, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this

Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investment, proceeding or claim.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(3) effected without its written consent if (i) such settlement is entered into more than 120 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 90 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the International Managers from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of certain directors, officers, employees and other persons associated with the Company or The Hearst Corporation to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     SECTION 7.     Contribution.  If the indemnification provided for in
                    ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the International Managers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and of the International Managers, on the other hand, in connection with the statements or omissions, or any violation of the nature referred to in
Section 6(a)(1) hereof,
which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand, and the International Managers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of such Securities as set forth on such cover or Term Sheet.

     The relative fault of the Company on the one hand, and the International Managers, on the other hand, shall be determined by reference, to among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or any violation of the nature referred to in Section 6(a)(1) hereof.

     The Company and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provision of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this Section are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A, and not joint.

     SECTION 8.     Representations, Warranties and Agreements to Survive
                    -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

     SECTION 9.     Termination.
                    -----------

          (a) General. The Lead Manager may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Date of Delivery, if, since the respective dates as of which information is given in the Prospectus, there shall have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), or the earnings, business affairs, business prospects, properties or results of operations of the Company or its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which, in the judgment of a majority in interest of the International Managers including The Lead Manager, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities; (ii) any suspension or limitation of trading in securities generally on the Nasdaq, or any setting of minimum prices for trading on Nasdaq, or any suspension of trading of any securities of the Company on Nasdaq or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the International Managers including the Lead Manager, the effect of any such outbreak, escalation, declaration, calamity or emergency on the financial markets of the United States makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Securities.

          (b) Liabilities.  If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10.    Default by One or More of the International Managers.  If
                    ----------------------------------------------------
one or more of the International Managers shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Lead Manager shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other Underwriter, to purchase all, but not less than all, of the Defaulting Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Manager shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date (or, with respect to the International Managers' exercise of any applicable over-allotment option for the purchase of International Option Securities on a Date of Delivery after the Closing Time, the obligations of the International Managers to purchase, and the Company to sell, such International Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section 10 shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in (i) a termination of this Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the International Managers and the Company with respect to the related International Option Securities, as the case may be, either the Lead Manager or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 11.    Notices.  All notices and other communications hereunder
                    -------
shall be given in writing and shall be deemed to be given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Manager at North Tower, World Financial Center, New York, New York 10281-1021.

     SECTION 12.    Parties.  This Agreement shall each inure to the benefit of
                    -------
and be binding upon the Company, the Lead Manager and any other International Managers and their respective successors. Nothing expressed or mentioned in this Agreement or is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provision hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.    GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                    ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     SECTION 14.    Effect of Headings.  The Article and Section headings herein
                    ------------------
are for convenience only and shall not affect the construction hereof.

     SECTION 15.    Representation of International Managers.  The Lead Manager
                    ----------------------------------------
will act for the several International Managers in connection with the financing described in this Agreement, and any action under this Agreement taken by the Lead Manager will be binding upon all the International Managers.

     SECTION 16.    Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     If the foregoing is in accordance with your understanding or our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between The Lead Manager and the Company in accordance with its terms.

                              Very truly yours,

                              HEARST-ARGYLE TELEVISION, INC.



                              By:  /s/ Dean H. Blythe
                                 -----------------------------
                                 Name:  Dean H. Blythe
                                 Title: Senior Vice President/
                                          Corporate Development,
                                          General Counsel and
                                          Secretary

CONFIRMED AND ACCEPTED,
as of the first
above written:

MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
J.P. MORGAN SECURITIES LTD.
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
NESBITT BURNS SECURITIES INC.

By:  Merrill Lynch International



By: /s/ Palma Mazzolla
   ---------------------------
     Authorized Signatory

                                   Schedule A
                                   ----------



                                                          Number of
                                                         Shares of
                                                          Series A
International Manager                                   Common Stock
---------------------                                   ------------

Merrill Lynch International ............................      180,000

Credit Suisse First Boston (Europe) Limited ............      180,000

J.P. Morgan Securities Ltd. ............................      180,000

Morgan Stanley & Co. International Limited..............      180,000

Nesbitt Burns Securities Inc. ..........................       80,000
                                                             --------
                                                              800,000
                                                             ========

                                   Schedule B
                                   ----------



Number of Initial International Securities
  offered by the Company:                                       800,000

Number of International Option Securities:                      120,000

Initial public offering price per share:                       $  27.00

Purchase price per share:                                      $  25.79

Black-out provisions:
--------------------

Ninety (90) days from the Closing Time for the Company black-out period in
Section 3(k) of this Agreement. Exceptions: (1) with the prior written consent of Merrill Lynch and (2) (A) the issuance of Series B Common Stock by the Company, (B) the issuance of shares of Series A Common Stock by the Company in connection with acquisition transactions in which recipients of such shares are restricted from selling such shares until the expiration of 90 days from the date of this Agreement, (C) upon the exercise of outstanding options or the grant of options under the Company's stock option plans or compensation arrangements, and (D) upon the conversion of the Company's Series A Preferred Stock.

                                   Exhibit A
                                   ---------

                               Lock-Up Agreements

                                         November   , 1997


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
  on behalf of the U.S. Underwriters
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

Merrill Lynch International
  on behalf of the International Underwriters
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Dear Sirs:

     The undersigned understand that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and certain other underwriters (the "U.S. Underwriters") propose to enter into a purchase agreement (the "U.S. Purchase Agreement") with Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), providing for the public offering in the United States and Canada by the U.S. Underwriters of Series A Common Stock of the Company, par value $.01 per share (the "Series A Common Stock")and that Merrill Lynch International and certain other underwriters (the "International Underwriters" and together with the U.S. Underwriters, the "Underwriters") propose to enter into a purchase agreement (the "International Underwriting Agreement" and, together with the U.S. Purchase Agreement, the "Underwriting Agreements") with the Company, providing for the public offering outside the United States and Canada of by the International Underwriters of Series A Common Stock.

     In consideration of the Underwriters' agreement to purchase and undertake the public offering of the Series A Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Merrill Lynch on behalf of the Underwriters, the undersigned will not (i) offer to sell, sell, distribute, grant any option to purchase or otherwise dispose of directly or indirectly, any shares of Series A Common Stock or any securities convertible into, or exercisable or exchangeable for, Series A Common Stock, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise prior to the expiration of 90 days from the date of the final Prospectus relating to the public offering, except, in the case of directors and executive officers of the Company, for exercise by such individuals of outstanding options.

     The undersigned understand that the Company and the Underwriters will proceed with the public offering in reliance on this letter agreement.

     In furtherance of the foregoing, the Company is hereby authorized to direct its transfer agent to decline to make any transfer of Series A Common Stock or other securities if such transfer would constitute a violation or breach of this letter agreement.

     The undersigned hereby represent and warrant that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity, or the liquidation, bankruptcy or dissolution, of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, transferees, and assigns of the undersigned.

     This letter agreement shall become effective as of the time the Underwriting Agreements and any applicable Terms Agreement thereto are executed and delivered by the parties thereto.

     This letter agreement may be executed in counterparts and each fully executed counterpart shall be deemed to be an original.

                         Very truly yours,


                         ______________________________
                         Bob Marbut


                         ______________________________
                         John Conomikes


                         ______________________________
                         David J. Barrett


                         ______________________________
                         Anthony J. Vinciquerra


                         ______________________________
                         Dean H. Blythe


                         ______________________________
                         Harry T. Hawks


                         ______________________________
                         Ibra Morales


                         ______________________________
                         Frank A. Bennack, Jr.


                         ______________________________
                         Victor F. Ganzi


                         ______________________________
                         William R. Hearst III


                         ______________________________
                         George R. Hearst III


                         ______________________________
                         Gilbert C. Maurer

                         ______________________________
                         David Pulver


                         ______________________________
                         Virginia H. Randt


                         ______________________________
                         Caroline L. Williams



Acceptable as of the date
first set forth above:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


By:  __________________________
     Name:_____________________
     Title: ___________________

Merrill Lynch International


By:  __________________________
     Name: ____________________
     Title: ___________________

                                         November   , 1997


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
  on behalf of the U.S. Underwriters
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

Merrill Lynch International
  on behalf of the International Underwriters
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Dear Sirs:

     The undersigned understand that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and certain other underwriters (the "U.S. Underwriters") propose to enter into a purchase agreement (the "U.S. Purchase Agreement") with Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), providing for the public offering in the United States and Canada by the U.S. Underwriters of Series A Common Stock of the Company, par value $.01 per share (the "Series A Common Stock")and that Merrill Lynch International and certain other underwriters (the "International Underwriters" and together with the U.S. Underwriters, the "Underwriters") propose to enter into a purchase agreement (the "International Underwriting Agreement" and, together with the U.S. Purchase Agreement, the "Underwriting Agreements") with the Company, providing for the public offering outside the United States and Canada of by the International Underwriters of Series A Common Stock.

     In consideration of the Underwriters' agreement to purchase and undertake the public offering of the Series A Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Merrill Lynch on behalf of the Underwriters, the undersigned will not (i) offer to sell, sell, distribute, grant any option to purchase or otherwise dispose of directly or indirectly, any shares of Series A Common Stock or any securities convertible into, or exercisable or exchangeable for, Series A Common Stock, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common

Stock or other securities, in cash or otherwise prior to the expiration of 90 days from the date of the final Prospectus relating to the public offering.

     The undersigned understands that the Company and the Underwriters will proceed with the public offering in reliance on this letter agreement.

     In furtherance of the foregoing, the Company is hereby authorized to direct its transfer agent to decline to make any transfer of Series A Common Stock or other securities if such transfer would constitute a violation or breach of this letter agreement.

     The undersigned hereby represent and warrant that the undersigned have full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity, or the liquidation, bankruptcy or dissolution, of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, transferees, and assigns of the undersigned.

     This letter agreement shall become effective as of the time the Underwriting Agreements and any applicable Terms Agreement thereto are executed and delivered by the parties thereto.

     This letter agreement may be executed in counterparts and each fully executed counterpart shall be deemed to be an original.

                         Very truly yours,



                         ______________________________
                         Blake Byrne



                         CHASE MANHATTAN INVESTMENT HOLDINGS, L.P.


                         By:___________________________
                            as General Partner


                              By:______________________
                                 Name:
                                 Title:


                         MERCHANT GP, INC.


                         By:_____________________________
                            Name:
                            Title:


                         CRESCENT/MACH I PARTNERS, L.P.


                         By:___________________________
                            as General Partner


                              By:______________________
                                 Name:
                                 Title:

                         CREDIT SUISSE FIRST BOSTON FUND
                         INVESTMENTS 1995, L.P.


                         By:___________________________
                            as General Partner


                              By:______________________
                                 Name:
                                 Title:


                         CREDIT SUISSE FIRST BOSTON FUND
                         INVESTMENTS 1994, L.P.



                         By:___________________________
                            as General Partner



                              By:______________________
                                 Name:
                                 Title:

Acceptable as of the date
first set forth above:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


By:  __________________________
     Name:_____________________
     Title: ___________________

Merrill Lynch International


By:  __________________________
     Name: ____________________
     Title: ___________________

                                         November   , 1997


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
  on behalf of the U.S. Underwriters
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281

Merrill Lynch International
  on behalf of the International Underwriters
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England

Dear Sirs:

     The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and certain other underwriters (the "U.S. Underwriters") propose to enter into a purchase agreement (the "U.S. Purchase Agreement") with Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), providing for the public offering in the United States and Canada by the U.S. Underwriters of Series A Common Stock of the Company, par value $.01 per share (the "Series A Common Stock")and that Merrill Lynch International and certain other underwriters (the "International Underwriters" and together with the U.S. Underwriters, the "Underwriters") propose to enter into a purchase agreement (the "International Underwriting Agreement" and, together with the U.S. Purchase Agreement, the "Underwriting Agreements") with the Company, providing for the public offering outside the United States and Canada of by the International Underwriters of Series A Common Stock.

     In consideration of the Underwriters' agreement to purchase and undertake the public offering of the Series A Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Merrill Lynch on behalf of the Underwriters, the undersigned will not (i) offer to sell, sell, distribute, grant any option to purchase or otherwise dispose of directly or indirectly, any shares of Series A Common Stock or any securities convertible into, or exercisable or exchangeable for, Series A Common Stock, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common

Stock or other securities, in cash or otherwise prior to the expiration of 90 days from the date of the final Prospectus relating to the public offering.

     The undersigned understands that the Company and ,will proceed with the public offering in reliance on this letter agreement.

     In furtherance of the foregoing, the Company is hereby authorized to direct its transfer agent to decline to make any transfer of Series A Common Stock or other securities if such transfer would constitute a violation or breach of this letter agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity, or the liquidation, bankruptcy or dissolution, of the undersigned, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, transferees, and assigns of the undersigned.

     This letter agreement shall become effective as of the time the Underwriting Agreements and any applicable Terms Agreement thereto are executed and delivered by the parties thereto.

          This letter agreement may be executed in counterparts and each fully executed counterpart shall be deemed to be an original.

                              Very truly yours,

                              THE HEARST CORPORATION


                              By:________________________________
                                 Name:
                                 Title:


Acceptable as of the date
first set forth above:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


By:  __________________________
     Name:_____________________
     Title: ___________________

Merrill Lynch International


By:  __________________________
     Name: ____________________
     Title: ___________________